Service Agreement

This Agreement is made on May l, 2019 and effective for the period from May 1 to July 31, 2019 between:-

Party A: Vivic Corp., located at 198 E Warm Spring Road, PMB#450 Las Vegas, NV89119, and

Party B: Everest Capital Corporation, located at No. 85-1, Sec 2, Guansin Road, Guanmiao Dist., Tainan City, Taiwan.

Service Rendered

Party A renders the following services to Parw B:-

• Assist to negotiate customers, agent to sell products and services;

' Assist in handling and resolution of customer complaints, delivery delays, chromatic aberration and short-tem delivery of any customer complaints related to products;

' Assist in promoting the products and seeking more opportunities to expand the business; o Ad hoc assignments.

Service Fee

The service fee is USD 160,000 from May 1 to July 31, 2019.

Termination of Agreement

Termination of this agreement can be made by giving 30 calendar days written notice to each other or otherwise agreed by both parties.

Others

This agreement is made under the law of Taiwan or otherwise agreed by both parties.

Party A: Party B:

For and on behalf of For and on behalf of

Vivic Corp. Everest Capital Corporation

v

For and on behalf

EVEREST CAPITAL CORPORATION

Authoriscd Signature(s) Authorized Signature(s)

Director: HSU Cheng Hsing